EXHIBIT 4.15



  ______________________________________________________________________________








                       JUNIOR SUBORDINATED LOAN AGREEMENT

                           Dated as of April 27, 2001

                                     Between

                              U.S. AGGREGATES, INC.

                                  as Borrower,

                                       and

                  GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.,

                                    as Lender








  ______________________________________________________________________________

                       JUNIOR SUBORDINATED LOAN AGREEMENT


     This  JUNIOR  SUBORDINATED  LOAN AGREEMENT (this "Agreement") is made as of
                                                       ---------
April 27, 2001, by and between U.S. Aggregates, Inc., a Delaware corporation (the "Company"), as borrower, and Golder, Thoma, Cressey, Rauner Fund IV, L.P.,
       -------
a  Delaware  limited  partnership,  as  lender  (the  "Lender").
                                                       ------

                                    RECITALS

     WHEREAS, the Company, Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as agent, and certain other financial institutions (the "Senior Secured Bank Group") are parties to a Third Amended
                     --------------------------
and Restated Credit Agreement, dated June 5, 1998, and related documents pursuant to which the Senior Secured Bank Group has extended term and revolving loans to the Company on a senior secured basis (as amended, the "Senior Loan
                                                                     -----------
Agreement").
---------

     WHEREAS, the Company and The Prudential Insurance Company of America (together with its successors and assigns, "Prudential" and together with the
                                               ----------
Senior  Secured  Bank Group, the "Senior Lenders") are parties to an Amended and
                                  --------------
Restated Note and Warrant Purchase Agreement dated June 5, 1998, and related documents pursuant to which Prudential has extended term loans to the Company on a subordinated unsecured basis (as amended, the "Senior Subordinated Loan
                                                        ------------------------
Agreement").
---------

     WHEREAS, the Lender intends to make available to the Company on the Closing Date a Loan in the aggregate amount of $2,000,000 (including deemed payments to purchase Warrants (as defined hereafter) pursuant to the Warrant Agreement (as defined hereafter)), and such Loan will be available to the Company on the terms and subject to the conditions set forth in this Agreement; on the Closing Date, the Lender shall make a Loan to the Company in the amount of $2,000,000, which shall be used (i) for working capital and other general corporate purposes and
(ii)  to  pay  related  fees  and  expenses.

     WHEREAS, on the Closing Date in connection with the Loan, the Company shall issue to the Lender warrants (the "Warrants") to purchase shares of the
                                         --------
Company's Common Stock, pursuant to a Warrant Agreement, dated as of the date hereof, by and between the Company and the Lender (the "Warrant Agreement").
                                                            -----------------

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION  1.          DEFINITIONS

     1.1     Certain  Defined  Terms.
             -----------------------
Unless otherwise set forth herein, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A hereto.
                                            ----------

     1.2     Accounting  Terms.
             -----------------
All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered pursuant hereto shall be prepared, in accordance with GAAP.

SECTION  2.          MAKING  AND BORROWING OF THE LOAN

     2.1     Making and Borrowing of the Loan.
             --------------------------------
Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Lender agrees to make a loan (the "Loan") to the Company as set forth in Section 2.2, and the Company
             ----                                   -----------
may prepay and repay such Loan hereunder in accordance with the terms of this Agreement, at any time and from time to time on any Business Day prior to the termination of this Agreement. The obligation of the Company to repay the Loan made by the Lender and borrowed by the Company shall be evidenced by the Company's execution and delivery to the Lender of the Note described in Section
                                                                         -------
3.1  below.  Once  repaid,  the  Loan  may  not  be  re-borrowed.
---

     2.2     Making  of  the Loan; Notice.
             ----------------------------
The Loan shall be made on the date hereof in the amount of $2,000,000. Notwithstanding anything herein to the contrary, the parties agree that a portion of the Loan proceeds will be deemed payment of the purchase price of the Warrants pursuant to the Warrant Agreement.

     2.3     Use  of  Proceeds.
             -----------------
The proceeds of the Loan made hereunder and of the issuance of the Warrants pursuant to the Warrant Agreement shall be used solely (i) to pay related fees and expenses, (ii) to provide working capital to the Company and its Subsidiaries and (iii) to provide for other general corporate purposes of the Company and its Subsidiaries not otherwise prohibited under the terms of this Agreement, the terms of the Senior Loan Agreement or the terms of the Senior Subordinated Loan Agreement. No portion of the proceeds of the Loan made hereunder or of the Warrants pursuant to the Warrant Agreement shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of any regulation, interpretation or ruling of the FRB, all as from time to time in effect, refunding of any indebtedness incurred for such purpose, or making any investment prohibited by foreign trade regulations. Without limiting the foregoing, the Company agrees that in no event shall any proceeds of the Loan made hereunder or from the sale of the Warrants pursuant to the Warrant Agreement be used in any manner which might cause the Loan, the Warrants or the application of such proceeds to violate any of Regulations U or X or any other regulation of the FRB, or to violate the Exchange Act, in each case as in effect as of the Closing and the date of any use of such proceeds.

     2.4     The  Closing.
             ------------
Subject to the satisfaction of the conditions thereto set forth in this Agreement, the closing of the Loan made by the Lender and borrowed by the Company hereunder (the "Closing") shall take place at 10:00 a.m. Chicago time as
                        -------
of the date of this Agreement, at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, or at such other date, time and/or location(s) or by such other means, including transmission of signature pages by telecopy, as may be agreed upon by the parties hereto (the "Closing Date").
                                                                 ------------

SECTION  3.          TERMS  OF  THE  LOAN

     3.1     The  Note.
             ---------
The  obligation of the Company to repay the aggregate unpaid principal amount of the  Loan  and  fees  due  under  this  Agreement  shall  be  evidenced  by a  promissory  note  or  notes  in  the  form  attached  hereto  as
Exhibit  B  (the  "Note"),  dated  the date hereof, payable as specified in this
----------         ----
Section  3,  made  to  the  order  of  the Lender or any subsequent Holder in an
----------
aggregate principal amount of $2,450,000, and bearing interest and maturing as provided in this Agreement.

     3.2     Interest  on  the  Loan.
             -----------------------
     3.2.1. The Loan shall bear interest at a rate equal to 18% per annum on the unpaid principal amount thereof (including Capitalized Interest, as hereafter defined) from and including the Closing Date until the principal amount shall be paid in full, such interest shall be paid by capitalizing such interest as additional Loans on the applicable Interest Payment Date
("Capitalized  Interest"),  and  any  interest  that  is to be capitalized shall
  ---------------------
accrue interest at a rate that is equal to 18%. Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder and for so long as an Event of Default is continuing, the interest rate to the extent permitted by law, on the unpaid principal amount of the Loan shall be 20%.

     3.2.2. Interest shall be capitalized with respect to the Loan, in arrears, on the last day of each Interest Period, upon any prepayment of the Loan (to the extent of accrued interest on the principal amount, including Capitalized Interest, of the Loan so prepaid) and at maturity of the Loan. The "Interest Period" means (i) initially, the period commencing on the Closing Date
 ---------------
and ending on the next succeeding Interest Payment Date (as hereinafter defined) and (ii) thereafter, each quarterly period ending on May 15, August 15, November15, or February 15, as applicable (each such date for an interest payment an "Interest Payment Date"); provided that no Interest Period shall
              -----------------------     -------- ----
extend beyond the Maturity Date. Notwithstanding the foregoing, if the aggregate amount of accrued and unpaid interest (including all Capitalized Interest) and all unpaid original issue discount on any Interest Payment Date occurring after the fifth anniversary of the Closing shall exceed an amount equal to the product of (x) the issue price (as defined in Code Sections 1273(b) and 1274(a)) of the Note and (y) the yield to maturity (as defined in Code
Section  163(i))  of  the  Loan  (such product being the "Maximum Accrual"), all
                                                          ---------------
accrued and unpaid interest on the Loan in excess of an amount equal to the Maximum Accrual shall be paid by the Company to the holders of the Note on such Interest Payment Date. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on the Loan is made.

     3.2.3. Interest on the Loan shall be computed on the basis of a 360-day year of twelve 30-day months. In computing such interest, the date of the making of the Loan shall be included and the date of payment shall be excluded.

     3.3     Payment  of  the  Loan.  All  of  the  Loan
             ----------------------
Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Loan Obligations shall become due and payable on the Maturity Date and shall be paid in full in cash not later than the Maturity Date. Upon the Maturity Date and following repayment in full of the Loan Obligations, this Agreement will terminate except as provided in Section 10.6.
                                                                   -------------
Notwithstanding any such termination, until all Loan Obligations have been fully paid and satisfied (other than continuing indemnity obligations), the Lender shall be entitled to retain the ability to exercise all rights and remedies available to the Lender under the Subordinated Loan Documents and applicable laws.

     3.4     Voluntary Prepayments.  Subject to the
             ---------------------
terms and conditions of the Senior Loan Documents and the other agreements, instruments and documents evidencing or setting forth the terms and conditions of the Senior Indebtedness, the Loan may be prepaid, at the Company's option, at any time and from time to time, in whole or in part, without penalty, upon not less than five (5) Business Days and not more than thirty (30) Business Days prior written notice to the Lender.

     3.5     Application  of  Prepayments.  All
             ----------------------------
prepayments  shall  include, notwithstanding Section 3.2.2 above, the payment in
                                             -------------
cash of accrued and unpaid interest on the principal amount (including Capitalized Interest) of the Loan so prepaid and shall be applied in the following manner: (i) first, payment of all accrued interest (ii) second, payment of Capitalized Interest and (iii) third, payment of principal.

     3.6     Notes  Prepaid  in  Part.
             ------------------------

     3.6.1. If fewer than all of the Notes are to be prepaid, the Company shall select the Notes to be prepaid based upon an allocation among all of the Notes at the time outstanding, and paid to the Holder thereof, in proportion, as nearly as practicable, to the respective unpaid amount of principal and interest, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion.

     3.6.2. Upon surrender of a Note that is prepaid in part, the Company shall promptly execute and deliver to the Holder (at the Company's expense) a new Note equal in principal amount to the unpaid portion of the Note surrendered.

     3.7     Manner  and  Time  of  Payment.
             ------------------------------

     3.7.1. All payments by the Company under the Note of principal and interest (except for Capitalized Interest) and fees hereunder shall be made without defense, set-off or counterclaim, in same day funds and delivered to each holder of the Note not later than 12:00 noon (Chicago time) on the date such payment is due by wire transfer of immediately available funds to such account as the Lender or any holder of Notes may from time to time designate; provided that funds received by any such holder after 12:00 noon (Chicago time)
  ------  ----
shall be deemed to have been paid by the Company on the next succeeding Business Day.

     3.7.2. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder or under the Note.

SECTION  4.          REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

     In order to induce the Lender to enter into this Agreement and to make the Loan to the Company hereunder, the Company represents, warrants and agrees for the benefit of the Lender that:

     4.1     Organization;  Corporate  Power.
             -------------------------------
The Company is a corporation duly organized, validly existing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

     4.2     Capital  Stock  and Related Matters.  There are no statutory or, to
             -----------------------------------
the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Warrant Shares, the Warrants or the issuance of the Common Stock issuable upon conversion of the Warrant Shares or upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrants do not require registration under the Securities Act or any applicable state securities laws.

     4.3     Authorization.  The  execution,  delivery  and
             -------------
performance of this Agreement and each of the other Documents have been duly authorized by the Company. This Agreement and each of the Documents constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (except as limited by bankruptcy, insolvency or other laws and general principles of equity affecting the enforcement of creditors' rights).

     4.4     Investment  Company.  The Company is not an "investment company" as
             -------------------
defined  under  the  Investment  Company  Act  of  1940.

     4.5     Public  Utility Holding Company Act.  The Company is not a "holding
             -----------------------------------
company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     4.6     Regulation U.  The Company is not engaged principally, or as one of
             ------------
its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     4.7     Private  Offering.  The  Company  has not,
             -----------------
directly or indirectly, offered the Note or any similar security for sale to, or solicited offers to buy any such security from, or otherwise approached or negotiated with respect thereto with, any prospective lender, other than the Lender, whom was offered its Note at private sale for investment. The Company has not (nor has anyone acting on its behalf) offered the Note or any part thereof or any similar securities for issue or sale to, or solicited any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Note within the provisions of Section 5 of the Securities Act or the provisions of any securities or blue sky law of any applicable jurisdiction.

     4.8     Closing  Date.  All of the representations and
             -------------
warranties  contained  in this Section 4 and elsewhere in this Agreement and all
                               ---------
information delivered in any schedule, attachment or exhibit hereto or in any writing delivered to the Lender are true and correct on the Closing Date.

SECTION 5.          CONDITIONS TO LENDER'S OBLIGATION TO MAKE THE LOAN

     5.1     Conditions  to  Lender's  Obligation to Make the Loan.  The
             -----------------------------------------------------
obligation of the Lender to make the Loan on the Closing Date is subject to the satisfaction of the following conditions, each as of the Closing Date:

     5.1.1.     Representations and Warranties; No Default.  All representations
                ------------------------------------------
and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date. No Default or Event of Default shall exist as of the Closing Date or would result from the consummation of the borrowings contemplated hereunder.

     5.1.2.     Documents  Satisfactory;  Transactions Consummated.
                --------------------------------------------------
Each of the Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. All of the terms, conditions and provisions of each of such Documents shall be reasonably satisfactory to the Lender in all respects in form and substance, and no term, condition or provision thereof shall have been supplemented, amended, modified or waived without the Lender's consent.

     5.1.3.     Delivery  of  Documents.  The  Lender  shall  have
                -----------------------
received the following items, each of which shall be in form and substance reasonably satisfactory to the Lender:

     (a) Executed copies of this Agreement, the Note issued in favor of the Lender, the Warrant Agreement and the Warrants in the name of the Lender to be issued pursuant to the Warrant Agreement.

     (b) A Borrower's Certificate in a form reasonably satisfactory to the Lender, dated the Closing Date, stating that the conditions specified in Section
                                                                         -------
5.1.1  and  Sections  5.1.4  through  5.1.6  (inclusive)  have  been  satisfied.
-----       -------------------------------

     5.1.4.     Certain  Fees.  On the Closing Date, the
                -------------
Company shall pay all reasonable expenses of the Lender (including, without limitation, reasonable legal fees and expenses) incurred in connection with the negotiation and execution of this Agreement and the other Documents; including, but not limited to, the issuance of $450,000 in subordinated indebtedness as payment of a fee to the Lender in connection with this Agreement, which shall be evidenced by a promissory note or notes in the form attached hereto as Exhibit
                                                                         -------
B.  Such  closing  fee  shall be fully earned by the Lender upon the Closing and
-
shall  be  non-refundable.

     5.1.5.     No  Violation  of  Regulations  U or X.
                --------------------------------------
The making of the Loan shall not violate Regulations U or X.

     5.1.6.     Amendments  Effective.  The Amendments, in form and substance as
                ---------------------
previously provided to the Lender, shall have been executed and delivered by the parties thereto and be in full force and effect.

SECTION  6.          COVENANTS

     During the term of this Agreement, and thereafter for so long as there are any Loan Obligations outstanding, the Company covenants that, unless otherwise consented to by Lender in writing, it shall:

     6.1     Securities  Laws.
             ----------------

     6.1.1.     Integration.  Take  all  action that is appropriate or necessary
                -----------
to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering of the Note by the Company to the Lender in any manner that would require the registration of such offering of the Note under the Securities Act.

     6.1.2.     Available  Information.  While  the  Note  is  a  "restricted
                ----------------------
security" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available to the Lender in connection with any sale thereof and, subject to the provisions of Section 15(d), any prospective purchaser of the Notes, in each case as soon as is reasonably practicable upon written request of such holder, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

SECTION  7.     EVENTS  OF  DEFAULT

     If one or more of the following events shall occur and be continuing, it shall constitute an event of default (the "Events of Default"):
                                           -----------------

     7.1     Payment  Default.  The Company shall fail to pay (i) any principal
             ----------------
of the Note when the same becomes due and payable, whether upon maturity, prepayment, acceleration or otherwise, (ii) any interest on the Note, for a period of five (5) days after the same shall become due and payable or (iii) any other amount due hereunder within five (5) days after the same shall become due and payable; or

     7.2     Default  in  Other Agreements.  The Company shall breach or be in
             -----------------------------
default of, any condition, obligation or event with respect to any Indebtedness (other than the Notes), if the effect of such failure to pay, breach or default is to cause or permit the holder or holders then to cause Indebtedness having an aggregate principal amount of $5,000,000 to become due or declared due prior to its stated maturity; or

     7.3     Other  Defaults.  The  Company  shall  fail  to  perform or
             ---------------
comply with any term of this Agreement or the other Subordinated Loan Documents and such default is not remedied or waived within 30 days after the date upon which written notice thereof is given to the Company by the Lender (other than occurrences described in other provisions of this Section 7 for which a
                                                         ----------
different grace or cure period is specified or which constitute immediate Events of Default); or

     7.4     Breach  of  Representations  or  Warranties.
             -------------------------------------------
Any representation or warranty made by the Company in this Agreement, any other Subordinated Loan Document or in any statement or certificate at any time given by them in writing pursuant hereto or in connection herewith or therewith is false or misleading in any material respect; or

     7.5     Involuntary  Bankruptcy,  Appointment  of  Receiver,  etc.
             ---------------------------------------------------------
(a) A court having jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not dismissed, stayed or discharged within 60 days after filing; or any other similar relief is granted and remains unstayed or undismissed under any applicable federal or state law; or (b) an involuntary case is commenced against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over and of the Company or over all or a substantial part of any of its properties shall have been entered; or an interim receiver, trustee or other custodian of the Company for all or a substantial part of its properties is involuntarily appointed, and such events under this clause (b) continue for 60 days unless dismissed, bonded, stayed, vacated or discharged; or

     7.6     Voluntary Bankruptcy, Appointment of Receiver, etc.
             --------------------------------------------------
(a) The Company shall have an order
for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (b) the Company makes any assignment for the benefit of creditors; or (c) the Board (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing; or

     7.7     Judgments and Attachments.  Any money
             -------------------------
judgment, writ or warrant of attachment, or similar process in an amount in excess of $1,000,000 is entered or filed against the Company or any of its assets and remains unpaid, undischarged, unvacated, or unstayed for a period of sixty (60) days; or

     7.8     Dissolution.  Any order, judgment or decree is entered against
             -----------
the Company decreeing the dissolution or split up of the Company and such order remains undischarged or unstayed for a period in excess of sixty (60) days; or

     7.9     Invalidity of Subordinated Loan Documents.  Any of the Subordinated
             -----------------------------------------
Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or the Company denies that it has any further liability under any Subordinated Loan Document, or gives notice to such effect; or

     7.10     Change  of  Control.  The  Lender  shall cease to own and control,
              -------------------
beneficially and of record, both (i) in excess of 50% of the issued and outstanding Securities and Voting Stock of the Company and (ii) a sufficient percentage of the issued and outstanding Voting Stock of the Company to control the Board;

     THEN,  subject  to  the  terms of Section 8 hereof, upon the occurrence and
     ----
continuation  of  any  Event of Default other than an Event of Default occurring pursuant  to  Section  7.5  or  Section 7.6, each Holder may, upon prior written
              -----------------------------
notice to the Lender and the Company, declare the Notes to be due and payable, whereupon the principal amount of the Note held by the Lender, together with accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company. Notwithstanding the foregoing, with respect to any Event of Default occurring pursuant to Section 7.5 or Section 7.6 hereof, the
                                      ------------------------------
principal amount of the Note, together with accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company. If any Event of Default exists, each Holder of the Notes shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

SECTION  8.     SUBORDINATION

     8.1     Extent  of  Subordination.  All  amounts  including  all principal,
             -------------------------
interest (including, without limitation, interest accruing after any petition for bankruptcy, insolvency, reorganization or receivership) and other payments payable by the Company with respect to the Loan Obligations (the "Subordinated
                                                                    ------------
Debt")  are and shall be subordinate and junior in right of payment to the prior
----
payment in full of the Senior Indebtedness to the extent and in the manner set forth in this Section 8.
                 ----------

     8.2     Payment  Suspension.
             -------------------

     8.2.1. No direct or indirect payment (including, without limitation, by purchase or redemption) by or on behalf of the Company of principal of, or interest on the Subordinated Debt, will be made if, at the time of such payment, there exists any event of default with respect to the Senior Indebtedness (a "Senior Default"), whether at maturity, on account of mandatory redemption or
 ---------------
prepayment, acceleration or otherwise, and such Senior Default shall not have been cured or waived or the benefits of this sentence waived in accordance with the Senior Loan Documents.

     The failure to make any payment or distribution when due for or on account of this Agreement by reason of these subordination provisions will not be construed as preventing the occurrence of any Event of Default in respect of this Agreement.

     8.2.2. If there is a Senior Default which results in the Company not making a payment of principal or interest of the Subordinated Debt, the Company shall promptly provide to the Lender written notice of such Senior Default.

     8.3     Liquidation,  Winding  Up, etc.  Upon any distribution of assets
             ------------------------------
of the Company or upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise:

     8.3.1. the holders of all Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of the principal thereof, the interest due thereon (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding) and any premium or other payment obligation with respect thereto before the holders of the Subordinated Debt are entitled to receive any payment or any distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, upon the Subordinated Debt; and

     8.3.2. any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Subordinated Debt would be entitled but for the provisions of this Section 8 shall be paid by the liquidating trustee or agent
                     ---------
or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their agents or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and any premium or other amounts payable with respect to the Senior Indebtedness held or represented by each such holder, to the extent necessary to make payment in full, in cash or cash equivalents, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness.

The  consolidation  of  the  Company  with,  or  the merger of the Company into, another entity shall not be deemed a dissolution, winding up, liquidation or reorganization of the Company, as the case may be, for the purposes of this
Section  8.3  if  such  other  entity is organized in the United States and such
------------
entity, as a part of such consolidation or merger, succeeds to the property and business of the Company, and assumes the obligations of the Company (including the Senior Indebtedness and the Subordinated Debt).

     8.4     Payment  Held  in  Trust.  All  payments  or  distributions  by the
             ------------------------
Company upon or with respect to the Subordinated Debt which are received by the holders thereof in violation of or contrary to the provisions of Sections 8.2 or
                                                                 ---------------
8.3  above  shall  be  received  in  trust for the benefit of the holders of the
---
Senior Indebtedness and shall be paid over upon demand to such holders in the same form as so received (with all necessary endorsements) to be applied to the payment of the Senior Indebtedness.

     8.5     Acceleration and Remedial Actions.  Notwithstanding anything herein
             ---------------------------------
to the contrary (including any notice delivery requirements), so long as any Senior Indebtedness is outstanding, no notice of acceleration shall be given or, if given, shall be effective with respect to this Agreement, and the Lender will not ask for, demand, sue for, take or receive from the Company, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Company to the Lender with respect to any part of the Subordinated Debt prior to the Maturity Date thereof or participate as one of the initial petitioning creditors in an involuntary petition under the Bankruptcy Code or similar insolvency statute against the Company with respect to any part of the Subordinated Debt prior to the Maturity Date thereof.

     8.6     Subrogation.  Upon  receipt  by  the  holders  of  the  Senior
             -----------
Indebtedness  of  amounts  sufficient to pay all Senior Indebtedness in full, to the extent any amounts which are otherwise payable with respect to the Subordinated Debt but for the provisions of this Section 8 have been paid over
                                                   ---------
to the holders of the Senior Indebtedness, the holders of the Subordinated Debt shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the Subordinated Debt is paid in full, and no such payments or distributions to the holders of the Senior Indebtedness of cash, property or securities otherwise distributable to the holders of Subordinated Debt shall, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holders of the Subordinated Debt, be deemed to be payment by the Company to the holders of the Senior Indebtedness.

     8.7     Reinstatement.  The  provisions of this Section 8 shall continue to
             -------------                           ---------
be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holders of the Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company) all as though such payment had not been made.

SECTION 9.     RESTRICTIONS ON TRANSFER; LEGENDS

     9.1     Assignments  of  Notes.
             ----------------------

     9.1.1. Subject to the terms and conditions of the Senior Loan Documents, the Lender shall have the right at any time, to sell, assign, transfer or negotiate all or any part of the Loan and the Note to one or more Persons (each a "Holder") (provided that, so long as no Default or Event of
                    ------
Default has occurred and is continuing, the Company's consent to such sale, assignment, transfer or negotiation shall be required, such consent not to be unreasonably withheld or delayed), and may grant participations in all or any part of the Note or the Loan evidenced thereby to one or more Persons. In the case of any sale, assignment, transfer or negotiation of all or part of the Note authorized under this Section 9.1.1 (but not in the case of a participation),
                         -------------
the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Note or the Loan evidenced thereby.

     9.1.2. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Note and for the transfer of the same. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new Notes of like tenor and of a like principal amount, registered in the name(s) of such transferee(s) and, in the case of a transfer in part, a new Note in the appropriate amount registered in the name(s) of such transferor(s).

     9.1.3. In connection with any sales, assignments or transfers of any Note, the transferor shall give notice to the Company and the Lender of the identity of such parties and obtain agreements from the transferees that all nonpublic information given to such parties pursuant to this Agreement will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to the Company.

     9.2     Investment  Representations;  Restrictive  Legend.
             -------------------------------------------------

     9.2.1.     Investment Representations.  The Lender individually (but not on
                --------------------------
behalf of any other subsequent holder of the Note) represents and warrants that as of the Closing Date:

     (a)     Restrictions  on  Transfer.  The Lender
             --------------------------
has been advised that the Note has not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The
Lender is aware that the Company is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration and that the Company does not intend to effect such registration. The Lender is receiving the Note from the Company hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act; provided, however, that
                                                         --------  -------
except as provided in the this Agreement, the disposition of the Lender's property shall at all times be and remain in its control.

     (b)     Accredited  Investor,  etc.  The  Lender  and  each Holder has such
             --------------------------
knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time. The Lender is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

     9.2.2.     Restrictive  Legend.  Each  Note
                -------------------
shall  bear  a  legend  in  substantially  the  following  form:

"THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED."

     9.3     Termination  of  Restrictions.
             -----------------------------
The  restrictions  imposed by Section 9.2 hereof upon the transferability of the
                              -----------
Note shall cease and terminate as to the Note (i) when, in the opinion of counsel, which counsel shall be knowledgeable in securities laws and which opinion shall be reasonably satisfactory to Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Note shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Notes or such Notes shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 9.2 hereof.
    ------------

     9.4     Note  Legend Relating to Subordination.
             --------------------------------------
Each  Note  shall  bear  a legend in substantially the following form:

"THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN THIRD AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG BANK OF AMERICA, N.A., AS AGENT, VARIOUS FINANCIAL INSTITUTIONS AND THE COMPANY, DATED
JUNE 5, 1998, AND THAT CERTAIN AMENDED AND RESTATED NOTE AND WARRANT PURCHASE AGREEMENT BY AND BETWEEN THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND THE COMPANY, DATED JUNE 5, 1998 AND ANY AMENDMENTS, MODIFICATIONS AND REPLACEMENTS THERETO; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION PROVISIONS; AND A COPY OF THE SUBORDINATION PROVISIONS SHALL BE AVAILABLE UPON REQUEST TO THE COMPANY BY THE HOLDER HEREOF WITHOUT CHARGE."

     9.5     Note  Legend Relating to Original Issue Discount.
             ------------------------------------------------
Each  Note  shall  bear  a  legend  in substantially  the  following  form:

"THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE CHIEF EXECUTIVE OFFICER OF U.S. AGGREGATES, INC., INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE."

SECTION  10.     MISCELLANEOUS

     10.1     Expenses.  Whether  or  not  the  transactions
              --------
contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of this Agreement and related documents, and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, (ii) the reasonable fees, expenses and disbursements of counsel to the Lender in connection with the negotiation, preparation, and/or execution of the Documents and with the review of other documents related to the Transactions, and any amendments and waivers hereto or thereto and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing any obligations of or in collecting any payments due hereunder or under the Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

     10.2     Indemnity.
              ---------

     10.2.1.     General.  In  addition  to  the payment of expenses pursuant to
                 -------
Section  10.1,  whether  or  not  the  transactions contemplated hereby shall be
-------------
consummated, the Company (as "Indemnitor") agrees to indemnify, pay and hold the
                              ----------
Lender, and the officers, directors, employees, agents, and Affiliates of the Lender (collectively called the "Indemnitees") harmless from and against any and
                                 -----------
all other liabilities, costs, expenses liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Notes or the other documents related to the Transactions, the Lender's agreement to make the Loan or the use or intended use of the proceeds of any of the proceeds thereof to the Company (the "Indemnified Liabilities"); provided that the Indemnitor shall not have any
      -----------------------    -------- ----
obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the bad faith, gross negligence or willful misconduct of that Indemnitee or the breach of any agreement of that Indemnitee by that Indemnitee. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided that any failure to give
                                               -------- ----
such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which they are responsible for indemnification hereunder (provided that the Indemnitor will not
                                           -------- ----
settle any such claim without (i) the appropriate Indemnitee's prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided that the Indemnitor shall
                                              -------- ----
not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which the Indemnitee is
--------   -------
controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 10.2 that is effected
                                                   ------------
without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Indemnitor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee (in its capacity as the Lender or holder of the Warrants or Warrant Shares) shall be liable for any indirect or consequential damages in connection with its activities relating to this Agreement, the Notes or other documents relating to the Transactions.

     10.2.2.     Environmental  Liabilities.  Without limiting the generality of
                 --------------------------
the  indemnity  set  out  in  Section  10.2.1  above,  the Company shall defend,
                              ---------------
protect, indemnify and hold harmless the Lender and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Lender or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company or any of its Subsidiaries, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under CERCLA, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company and its Subsidiaries.

     10.3     Amendments  and  Waivers.  No
              ------------------------
amendment, modification, termination, waiver or consent of any provision of this Agreement, shall in any event be effective without the written consent of the Majority Holders and, so long as no Default or Event of Default has occurred and is continuing, the Company (which consent shall not be unreasonably withheld or delayed); provided that no amendment, modification, termination, waiver or
           --------  ----
consent of any provision of this Agreement, shall, unless in writing and signed by all the Holders of Notes, do any of the following: (a) increase or subject the Lender to any additional obligations, (b) reduce the principal of, or interest on the Notes or any fees, premiums or other amounts payable hereunder,
(c)  postpone  any  date  fixed  for  any payment of principal of, or premium or interest on, the Notes or any fees or other amounts payable hereunder (other than as a result of a Default or Event of Default giving rise to a right of acceleration, which shall be by written consent of the Majority Holders), or (d) amend this Section 10.3. Any waiver or consent shall be effective only in the
             ------------
specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section  10.3 shall be binding upon each Lender at the time outstanding and each
-------------
future  holder  thereof.

     10.4     Independence  of Covenants.  All
              --------------------------
covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     10.5     Notices.  All  notices,  demands  or  other
              -------
communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

     If  to  the  Company:
     --------------------

     U.S.  Aggregates,  Inc.
     400  South  El  Camino  Real
     Suite  500
     San  Mateo,  California  94402
     Attention:  Chief  Financial  Officer

     If  to  the  Lender:
     --------------------

     Golder,  Thoma,  Cressey,  Rauner  Fund  IV,  L.P.
     6100  Sears  Tower
     Chicago,  Illinois  60606-6402
     Attention:  David  A.  Donnini

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

     10.6     Survival  of Warranties and Certain Agreements.
              ----------------------------------------------

     10.6.1. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the execution and delivery of the Notes, and shall continue until the repayment of the Notes and the Loan Obligations in full; provided that if all or any part of such payment
                                -------- ----
is set aside, the representations and warranties contained herein shall continue for the applicable statute of limitations period as if no such payment had been made.

     10.6.2. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 10.1 and 10.2
                                                          ----------------------
shall  survive  the  payment of the Notes and the termination of this Agreement.

     10.7     Failure  or  Indulgence  Not  Waiver;  Remedies  Cumulative.
              -----------------------------------------------------------
No failure or delay on
the part of the Lender in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Notes are cumulative to and not exclusive of, any rights or remedies otherwise available.

     10.8     Severability.  If  and to the extent that any
              ------------
provision in this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of the Agreement or obligations of the Company under such provisions, or of such provision or obligation in any other jurisdiction, or of such provision to the extent not invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.

     10.9     Heading.  Section  and subsection headings in this
              -------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.10     Applicable  Law.  This Agreement shall be
               ---------------
governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois without regard to the principles of conflicts of laws.

     10.11     Successors  and  Assigns;  Subsequent Holders of Notes.
               ------------------------------------------------------
This Agreement shall be binding upon
the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement and all certificates delivered pursuant hereto shall inure to the benefit of any assignee or transferee of the Notes, to the extent the assignment is permitted hereunder, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein or hereunder may not be assigned without the written consent of the Majority Holders.

     10.12     Consent  to  Jurisdiction  and  Service of Process.
               --------------------------------------------------
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST
THE COMPANY WITH RESPECT TO THIS AGREEMENT OR ANY NOTES MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, ILLINOIS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT, HOWEVER, TO RIGHTS OF APPEAL. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF ANY SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY DELIVERING A COPY OF SUCH PROCESS TO SUCH PARTY, AT ITS ADDRESS SPECIFIED IN SECTION 10.5, OR BY ANY OTHER
                                                   ------------
METHOD PERMITTED BY APPLICABLE LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.13     Waiver  of Jury Trial.  EACH OF THE
               ---------------------
PARTIES HERETO HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION
WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY THE COMPANY AGAINST THE LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE OTHER DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. THE COMPANY AGREES THAT THIS SECTION 10.13 IS
                                                                -------------
A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND TO THE COMPANY ANY MONIES HEREUNDER IF THIS SECTION
                                                                         -------
10.13  WERE  NOT  PART  OF  THIS  AGREEMENT.
    -

     10.14     Counterparts;  Effectiveness.  This  Agreement
               ----------------------------
and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Lender.

     10.15     Entirety.  This  Agreement and the Subordinated
               --------
Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Junior Subordinated Loan Agreement to be executed by the respective duly authorized officers of the undersigned and by the undersigned as of the date first written above.


U.S.  AGGREGATES,  INC.


By: /s/ James A. Harris
Name: James A. Harris
Its: Chief Executive Officer



GOLDER,  THOMA,  CRESSEY,  RAUNER  FUND  IV,  L.P.

By:     GTCR  IV,  L.P.
Its:    General  Partner

By:     Golder,  Thoma,  Cressey,  Rauner,  Inc.
Its:    General  Partner

By: /s/ David A. Donnini
Name: David A. Donnini
Its:  Principal

                                List of Exhibits
                                ----------------

Exhibit  A     Definitions
Exhibit  B     Form  of  Note

                                                       EXHIBIT  A



                          DEFINITIONS

     "Act" has the meaning set forth in Section 9.2.2 to the Agreement.

     "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" means this Junior Subordinated Loan Agreement, as from time to time in effect, of which this Exhibit is a part.

     "Amendments" shall mean (a) the Sixth Amendment to the Senior Loan Agreement, dated as of April 18, 2001 and (b)
Amendment No. 4 to the Senior Subordinated Loan Agreement, dated as of April 18, 2001.

     "Bankruptcy Code" means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

     "Board" means the Board of Directors of the Company.

     "Borrowers' Certificate" means, as applied to any company, a certificate executed on behalf of such company by its chairman of the board (if an officer), its chief executive officer, its president or one of its vice presidents and its Chief Financial Officer or its treasurer; provided that every Borrowers' Certificate with respect to the compliance with a condition precedent to the making of loans hereunder shall include (i) a statement that the officer or officers making or giving such Borrowers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement of the signers that they have made or have caused to be made such examination or investigation as they deem necessary to enable them to certify that such condition has been complied with, and (iii) a statement that such condition has been complied with.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois or is a day on which banking institutions located in Chicago, Illinois are authorized or required by law or other governmental action to close.

     "Capitalized Interest" has the meaning set forth in  Section
3.2.1 to the Agreement.

     "CERCLA"  means  the  Comprehensive Environmental  Response,
Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements.

     "Chief Financial Officer" means the highest ranking officer of any company then in charge of the financial matters of such company.

     "Closing" has the meaning set forth in Section 2.4 to the Agreement.

     "Closing Date" has the meaning set forth in Section 2.4 to the Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Common Stock" means the Company's Common Stock, par  value,
$.01 per share.

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Documents" means the Senior Loan Documents, the Subordinated Loan Documents, the Warrant Agreement, the Warrants and all documents, certificates and agreements delivered with respect thereto, in each case, together with any schedules, exhibits, appendices or other attachments thereto.

     "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

     "Event of Default" has the meaning set forth in Section 7 of the Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "FRB"  means  the Board of Governors of the Federal  Reserve
System or any successor thereto.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Holder" has the meaning set forth in Section 9.1.1 of the Agreement.

     "Indemnified  Liabilities" has  the  meaning  set  forth  in
Section 10.2.1 of the Agreement.

     "Indemnitees" has the meaning set forth in Section 10.2.1 of the Agreement.

     "Indemnitors" has the meaning set forth in Section 10.2.1 of the Agreement.

     "Interest Payment Date" has the meaning set forth in Section
3.2.2 of the Agreement.

     "Interest Period" has the meaning set forth in Section 3.2.2 of the Agreement.

     "Lender" has the meaning set forth in the preamble to the Agreement, and shall also mean any assignees of the Note pursuant to Section 9 of the Agreement.

     "Loan" and "Loans" have the meaning set forth in Section 2.1 of the Agreement.

     "Loan Obligations" mean any and all obligations of the Company under the Subordinated Loan Documents, including, without limitation, the obligation to pay principal, interest, expenses, attorneys' fees and disbursements, indemnities and other amounts payable thereunder or in connection therewith or related thereto.

     "Majority Holders" means the holders of more than 50% of the aggregate principal amount of the Note or Notes then outstanding.

     "Margin Stock" means any "margin stock" as defined in Regulation U.

     "Material Adverse Effect" means a material adverse change in, or a material adverse effect on, (a) the business, assets, property, operations, results, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of the Agreements, the Note, the Warrants, the Warrant Agreement, or the rights or remedies, taken as a whole, of the Lender thereunder.

     "Maturity Date" means the date which is the later of (a) the one year anniversary of the Closing Date and (b) the earlier to occur of (i) the latest scheduled maturity of the subordinated indebtedness owing by the Company pursuant to the Senior Subordinated Loan Agreement and (ii) 120 days after the later to occur of (x) payment in full in cash of all of the subordinated indebtedness owing by the Company pursuant to the Senior Subordinated Loan Agreement and (y) payment in full in cash of all indebtedness owing by the Company pursuant to the Senior Loan Agreement.

     "Maximum Accrual" has the meaning set forth in Section 3.2.2 of the Agreement.

     "Note" has the meaning set forth in Section 3.1 of the Agreement.

     "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivision thereof.

     "Property"  means any interest in any kind  of  property  or
asset,   whether  real,  personal  or  mixed,  or   tangible   or
intangible.

     "Regulations U and X" means Regulations U and X of the FRB as in effect from time to time.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security"  means,  collectively,  all  shares   of   stock,
membership   interests,  membership  units  or  other   ownership
interests in any other Person.

     "Senior Indebtedness" means all obligations of the Company now or hereafter incurred pursuant to the Senior Loan Documents, including any increase, refinancing, refunding, renewal, extension or replacement thereof permitted hereunder, whether for principal, premium (if any), interest, fees or expenses payable thereon or pursuant thereto.

     "Senior Lenders" has the meaning set forth in the Recitals to the Agreement.

     "Senior Loan Agreement" has the meaning set forth in the Recitals to the Agreement, together with any schedules, exhibits, appendices or other attachments thereto, as such agreement may be amended, restated, extended, renewed, supplemented, refinanced, replaced or otherwise modified from time to time.

     "Senior Loan Documents" means, collectively, the Senior Loan Agreement, the Senior Subordinated Loan Agreement, the related security agreements, guarantees, pledge agreements, notes and the other documents executed in connection therewith, and each other document or instrument executed by the Company, any Subsidiary of the Company or any other obligor under any such documents,
including   any   schedules,  exhibits,   appendices   or   other
attachments thereto.

     "Senior Subordinated Loan Agreement" has the meaning set forth in the Recitals to the Agreement, together with any schedules, exhibits, appendices or other attachments thereto, as such agreement may be amended, restated, extended, renewed, supplemented, refinanced, replaced or otherwise modified from time to time.

     "Subordinated Loan Documents" means, collectively, this Agreement, the Note, the Warrant Agreement and the Warrants, including all exhibits, schedules and other attachments thereto.

     "Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     "Transactions" means those transactions contemplated by the Documents.

     "Voting Stock" means Securities of any class or classes of a corporation or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Warrant Agreement" has the meaning set forth in the Recitals to the Agreement.

     "Warrant Shares" has the meaning set forth in the Recitals to the Agreement.

     "Warrants" has the meaning set forth in the Recitals to the Agreement.

     "Weighted Average Life to Maturity" means, when applied to any debt at any date, the number of years obtained by dividing
(a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such debt.